Exhibit 99.1

Earnings Release

Paysign’s Patient Affordability Drives 51% Revenue Growth and Significant Margin Expansion for First Quarter 2026

Mix Shift Continues to Deliver Expansion in Gross and Operating Margin

Strong Balance Sheet Enables Continued Investment for Profitable Growth

HENDERSON, Nev. – May 12, 2026 – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of patient affordability offerings, donor compensation solutions, engagement and management platforms and integrated payment processing for the life sciences industries, today announced financial results for the first quarter 2026.

First Quarter 2026 Financial Highlights

•	First quarter 2026 revenues of $28.04 million, up 50.8% from first quarter 2025

•	First quarter 2026 pharma revenue increased to $15.68 million, an increase of 81.9% versus first quarter 2025; added 45 net patient affordability programs during the past twelve months, exiting the quarter with 135 active programs

•	First quarter 2026 plasma revenue increased to $11.75 million, an increase of 24.9% versus first quarter 2025; total net plasma center count increased by 89 during the past 12 months, exiting the quarter with 573 centers

•	First quarter 2026 operating margin was 23.8% compared to 13.4% in the first quarter 2025

•	First quarter 2026 net income of $5.44 million, or $0.09 per diluted share, versus net income of $2.59 million, or $0.05 per diluted share in the first quarter 2025

•	First quarter 2026 adjusted EBITDA of $10.59 million, up 113.4% from $4.96 million for first quarter 2025; diluted Adjusted EBITDA per share of $0.17 versus $0.09 for first quarter 2025[1]

•	Exited the quarter with $20.55 million of unrestricted cash and zero bank debt

•	First quarter 2026 restricted cash balances increased 10.4% to $158.95 million from first quarter 2025

•	First quarter 2026 gross dollar load volume was up 26.4% versus first quarter 2025

•	First quarter 2026 gross spend volume was up 26.7% versus first quarter 2025

1Adjusted EBITDA and Adjusted EBITDA per share are non-GAAP metrics used by management to gauge the operating performance of the business – see reconciliation of net income to Adjusted EBITDA at the end of the press release.

“Paysign delivered a strong start to 2026, with exceptional top- and bottom-line results that are consistent with our strategic direction and the scalability of the platform we’ve built,” said Mark Newcomer, President and CEO of Paysign. “Our plasma donor compensation business continues to perform exceptionally well, and the reception to our SaaS solutions from collectors and plasmapheresis manufacturers across the U.S., Europe and Asia reinforces our conviction that purpose-built technology, backed by deep industry expertise, creates a competitive advantage. Patient affordability emerged as our largest revenue contributor in the quarter, with 135 active programs and a strong pipeline that reflects the trust pharmaceutical manufacturers place in Paysign to help patients access and afford the therapies they need. As this business grows, we are positioned to deliver long-term value for our shareholders, our customers and the patients we serve.”

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2026 First Quarter Results

Total revenues increased 50.8%, or $9.44 million, to $28.04 million, up from $18.6 million in the first quarter of 2025. Pharma industry revenue increased 81.9% to $15.68 million from $8.62 million due to the financial benefit of 45 net pharma patient affordability programs launched during the past 12 months, and a corresponding increase in monthly management fees, setup fees, claim processing fees and other billable services such as dynamic business rules and customer service contact center support. Processed claims increased by approximately 49% compared to the first quarter of 2025. Plasma revenue increased 24.9% to $11.75 million, up from $9.41 million, primarily due to the addition of 89 net plasma centers added during the past 12 months. The average monthly revenue per center increased to $6,671 versus $6,517 and the average number of loads per center increased for the first time since the industry experienced an inventory correction that began in 2024. We exited the quarter with 573 centers versus 595 centers at the end of 2025 as 20 centers were sold to companies who use a competing provider and two underperforming centers were closed. Combined, these centers averaged less than $3,500 per month in revenue, performing below the corporate average.

Cost of revenues increased 42.2% due to increased call center support expense associated with the revenue growth, a new customer service contact center that went live in November 2025 and higher employee costs. Gross profit improved to 65.0% compared to 62.9% in the first quarter of 2025 as we experienced a greater mix of pharma revenue.

Total operating expenses were $11.55 million compared to $9.20 million in the first quarter of 2025, an increase of 25.5%. Selling, general and administrative expenses increased by 20.5% to $8.91 million. Of that amount, stock compensation expense increased 91.0% to $1.28 million. Depreciation and amortization increased by $835 thousand, or 46.4%, due mainly to the amortization of intangible assets from our Gamma acquisition and continued capitalization of new software development costs and equipment purchases related to the enhancement to our processing platform. Operating margin was 23.8% compared to 13.4% in the first quarter of 2025.

The company recorded an income tax provision of $2.03 million, resulting in an effective tax rate of 27.2%, up $1.36 million from the first quarter of 2025 and a tax rate of 20.5%. The effective tax rates reflect adjustments for discrete quarterly items and tax benefits from stock-based compensation. The significant driver in the discrete item adjustment in the first quarter of 2026 was primarily related to the increase in stock price at March 31, 2026, when compared to the same period in the prior year.

Net income for the quarter totaled $5.44 million, or $0.09 per fully diluted share, an increase of 110.3% from $2.59 million, or $0.05 per fully diluted share, reported in the first quarter of 2025. On a non-GAAP basis, EBITDA, defined as earnings before interest, taxes, depreciation and amortization, increased by $5.01 million, or 116.9%, to $9.30 million. Adjusted EBITDA, which excludes stock-based compensation from EBITDA and is used by management to evaluate core operating performance, rose $5.63 million, or 113.4%, to $10.59 million, or $0.17 per fully diluted share.

Balance Sheet at March 31, 2026

The company’s cash flows increased $14.51 million from December 31, 2025, largely related to the improvement in our operating results, growth of existing customer programs and the launch of new customer programs.

During the first quarter of 2026, unrestricted cash decreased by $523 thousand to $20.55 million. The decline was attributable to the timing of operating asset and liability payments, capital investments in intangible and fixed assets and payments of other liabilities associated with the Gamma acquisition. Offsetting these cash outflows were net income and non-cash adjustments.

Restricted cash increased $15.03 million to $158.95 million from December 31, 2025, primarily related to customer program deposits for our plasma and pharma customers of $9.71 million and an increase in funds on card of $5.32 million. Restricted cash are funds used for customer card funding and pharmaceutical claim reimbursements with a corresponding offset under current liabilities.

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2026 Outlook

“Our first quarter results exceeded guidance across every line of the income statement,” commented Jeff Baker, Chief Financial Officer of Paysign. “Revenue, operating margin and net income all finished above the high end of our prior ranges, driven by fixed cost leverage and a continued mix shift toward patient affordability. We are reiterating our full-year 2026 ranges, and the momentum from the first quarter supports our confidence in achieving the upper half of our guidance ranges.”

“The table below details our second quarter and full-year 2026 outlook,” continued Baker. “The second quarter reflects the seasonal pattern we have laid out previously: pharma revenue is highest in the first quarter as patient affordability claims peak, and plasma builds through the balance of the year. For the full year, we continue to expect plasma and pharma to contribute roughly equally to revenue, with margins expanding across the income statement and net income nearly doubling over 2025 as patient affordability scales. With a strong unrestricted cash position, no bank debt and a growing cash flow profile, we are well positioned to fund our 2026 investment plans and execute against the financial framework we have communicated.”

	Second Quarter 2026	Full Year 2026
Revenue	$26.2M – $26.7M	$106.5M – $110.5M
Revenue growth (YoY)	37.5% – 40.0%	30% – 35%
Gross margin	60.0% – 62.0%	60% – 62%
Net income	$3.5M – $4.0M	$13.0M – $16.0M
Diluted EPS	$0.06 – $0.07	$0.21 – $0.26
Adjusted EBITDA[2]	$7.7M – $8.5M	$30.0M – $33.0M
Adj. EBITDA per diluted share[2]	$0.13 – $0.14	$0.49 – $0.53

Paysign expects to exit the second quarter of 2026 with 147–150 active patient affordability programs and 555–560 plasma centers.

2 The company is unable to provide a reconciliation of forward-looking adjusted EBITDA, adjusted EBITDA per diluted share and adjusted EBITDA margin to the most directly comparable GAAP measure, net income (and net income per diluted share), without unreasonable effort due to the variability, complexity and low visibility of certain reconciling items. These items include, but are not limited to, stock-based compensation and other non-recurring items, which could have a material impact on GAAP results.

First Quarter 2026 Financial Results Conference Call Details

The company will hold a conference call at 5:00 p.m. Eastern time on Tuesday, May 12, 2026, to discuss its first quarter 2026 financial results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and +1.201.389.0923 (outside the U.S.). A call replay will be available until August 12, 2026, and can be accessed by dialing 877.660.6853 (within the U.S.) and +1.201.612.7415 (outside the U.S.), using passcode 13760115.

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Forward-Looking Statements

Certain statements in this press release may be considered forward-looking under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements, besides statements of fact included in this release are forward-looking. Such forward-looking statements include, among others, our belief that we delivered a strong start to 2026, with exceptional top- and bottom-line results that are consistent with our strategic direction and the scalability of the platforms we’ve built; our belief that our plasma donor compensation business continues to perform exceptionally well, and the reception to our SaaS solutions from collectors and plasmapheresis manufacturers across the U.S., Europe and Asia reinforces our conviction that purpose-built technology, backed by deep industry expertise, creates a competitive advantage; our belief that patient affordability emerged as our largest revenue contributor in the quarter, with 135 active programs and a strong pipeline that reflects the trust pharmaceutical manufacturers place in us to help patients access and afford the therapies they need; our belief that as this business grows, we are positioned to deliver long-term value for our shareholders, our customers and the patients we serve; our belief that our first quarter results exceeded guidance across every line of the income statement; our belief that revenue, operating margin and net income all finished above the high end of our prior ranges, driven by fixed cost leverage and a continued mix shift toward patient affordability; our belief that the full-year 2026 ranges, and the momentum from the first quarter supports our continued confidence in our full-year guidance ranges; our belief that the second quarter reflects the seasonal pattern we have laid out previously: pharma revenue is highest in the first quarter as patient affordability claims peak, and plasma builds through the balance of the year; our belief that for the full year, we will continue to expect plasma and pharma to contribute roughly equally to revenue, with margins expanding across the income statement and net income nearly doubling over 2025 as patient affordability scales; our belief that with a strong unrestricted cash position, no debt and a growing cash flow profile, we are well positioned to fund our 2026 investment plans and execute against the financial framework we have communicated; our expectation that we will exit the second quarter of 2026 with 147–150 active patient affordability programs and 555–560 plasma centers; our belief that non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results; and our expectations for total revenues, gross profit margins, operating expenses, depreciation and amortization expenses, stock-based compensation expense, interest income, tax rate, fully diluted share count, net income, net margin, Adjusted EBITDA and Adjusted EBITDA margin for the second quarter and full-year 2026. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; the risk that we may not be able to add new patient affordability programs or retain existing programs at anticipated rates; the risk that plasma center customers may switch to competing providers or close centers, reducing our revenue; the risk that our outlook and guidance may not be achieved due to factors within or outside our control; that a downturn in the economy could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; changes in the regulatory or legislative environment affecting pharmaceutical patient affordability or copay assistance programs, including potential restrictions on copay accumulator or maximizer programs; that a data security breach could expose us to liability and protracted and costly litigation; risks related to the integration of acquisitions, including the Gamma acquisition, and the realization of anticipated benefits therefrom; and other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

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About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) operates at the intersection of fintech and healthcare, integrating advanced payment processing and program management with tailored technologies for the plasma, pharmaceutical and life sciences industries. Their breakthrough patient affordability solutions ensure patients receive the financial assistance they need to adhere to prescribed therapies by mitigating the effects of copay accumulators and maximizers. Paysign specializes in blood and plasma donor compensation programs, as well as comprehensive engagement and management platforms optimized for life sciences. Paysign’s proprietary processing architecture supports physical, virtual, mobile and bank-based payments with real-time transaction intelligence, enabling efficient, compliant and scalable program delivery. Through advanced reporting, analytics and in-house 24/7 bilingual customer support, Paysign delivers measurable value, exceptional service and a superior experience for donors, patients, healthcare providers, pharmaceutical manufacturers and program sponsors across their growing fintech healthcare ecosystem. The company is committed to improving efficiencies, reducing costs, streamlining communications, increasing program performance and providing actionable insights to those they serve.

Contacts:

Investor Relations: 888.522.4810 paysign.com/investors ir@paysign.com	Media Relations: Alicia Ches 888.522.4850 pr@paysign.com

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Paysign, Inc.

Condensed Consolidated Statements of Operation (Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Plasma industry	$11,748,611	$9,409,880
Pharma industry	15,679,452	8,618,653
Other	610,361	569,616
Total revenues	28,038,424	18,598,149

Cost of revenues	9,819,479	6,907,321

Gross profit	18,218,945	11,690,828

Operating expenses
Selling, general and administrative	8,914,654	7,400,759
Depreciation and amortization	2,636,156	1,801,003
Total operating expenses	11,550,810	9,201,762

Income from operations	6,668,135	2,489,066

Other income
Interest income, net	800,863	762,198

Income before income tax provision	7,468,998	3,251,264
Income tax provision	2,030,080	665,164

Net income	$5,438,918	$2,586,100

Net income per share
Basic	$0.10	$0.05
Diluted	$0.09	$0.05

Weighted average common shares
Basic	55,167,911	53,576,030
Diluted	61,022,060	55,142,511

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Paysign, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2026 (Unaudited)	December 31, 2025 (Audited)
ASSETS
Current assets
Cash	$20,545,119	$21,067,651
Restricted cash	158,950,332	143,917,060
Accounts receivable, net	94,248,593	72,191,994
Other receivables	345,228	926,529
Prepaid expenses and other current assets	3,265,549	1,953,717
Total current assets	277,354,821	240,056,951

Fixed assets, net	2,007,393	1,897,892
Intangible assets, net	21,675,898	22,346,213
Goodwill	4,487,637	4,487,637
Operating lease right-of-use asset	5,522,775	5,729,541
Deferred tax asset, net	1,677,104	1,734,969

Total assets	$312,725,628	$276,253,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$87,539,193	$70,542,803
Customer card funding	158,112,295	143,191,068
Operating lease liability, current portion	871,495	751,503
Other liabilities, current portion	1,585,985	1,863,116
Total current liabilities	248,108,968	216,348,490

Operating lease liability, long-term portion	5,048,579	5,273,891
Other liabilities, long-term portion	4,554,666	6,140,651

Total liabilities	257,712,213	227,763,032

Common stock; $0.001 par value; 150,000,000 shares authorized, 56,732,596 and 56,021,596 issued at March 31, 2026 and December 31, 2025, respectively	56,733	56,022
Additional paid-in capital	36,786,545	35,503,253
Treasury stock at cost, 990,955 and 934,708 shares, respectively	(2,348,392)	(2,148,715)
Retained earnings	20,518,529	15,079,611
Total stockholders’ equity	55,013,415	48,490,171

Total liabilities and stockholders’ equity	$312,725,628	$276,253,203

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, depreciation and amortization and stock-based compensation. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations, operating income or net income as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

Paysign, Inc.

Adjusted EBITDA (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Reconciliation of EBITDA and Adjusted EBITDA to net income:
Net income	$5,438,918	$2,586,100
Income tax provision	2,030,080	665,164
Interest income, net	(800,863)	(762,198)
Depreciation and amortization	2,636,156	1,801,003
EBITDA	9,304,291	4,290,069
Stock-based compensation	1,284,003	672,318
Adjusted EBITDA	$10,588,294	$4,962,387

Adjusted EBITDA per share
Basic	$0.19	$0.09
Diluted	$0.17	$0.09

Weighted average common shares
Basic	55,167,911	53,576,030
Diluted	61,022,060	55,142,511

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“EBITDA margin” is defined as earnings before interest, income taxes, depreciation and amortization expense as a percentage of the company’s revenue and “Adjusted EBITDA margin” reflects the adjustment to EBITDA margin to exclude stock-based compensation expense as a percentage of revenue. A reconciliation of net income margin to Adjusted EBITDA margin is provided in the table below.

	Three Months Ended March 31,
	2026		2025
Reconciliation of adjusted EBITDA margin to net income margin:
Net income margin	19.4%		13.9%
Income tax provision	7.2%		3.6%
Interest income, net	(2.9%	)	(4.1%	)
Depreciation and amortization	9.4%		9.7%
EBITDA margin	33.2%		23.1%
Stock-based compensation	4.6%		3.6%
Adjusted EBITDA margin	37.8%		26.7%

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